UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

BROWN & BROWN, INC.
(Exact name of registrant as specified in its charter)

Florida	0-7201	59-0864469
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

220 South Ridgewood Avenue, Florida 32114
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (386) 252-9601

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 8, 2013, Brown & Brown, Inc. (the "Company") held its Annual Meeting of Shareholders (the "Meeting").

Proxies for the Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 143,961,189 shares were outstanding and entitled to vote as of March 1, 2013 (the record date for the Meeting). Of this amount 131,431,266 shares, representing approximately 91.30% of the total number of shares outstanding, were represented in person or by proxy, constituting a quorum for the transaction of business, and were voted at the Meeting.

At the Meeting, shareholders elected J. Hyatt Brown, Samuel P. Bell, III, Hugh M. Brown, J. Powell Brown, Bradley Currey, Jr., Theodore J. Hoepner, James S. Hunt, Toni Jennings, Timothy R.M. Main, H. Palmer Proctor, Jr., Wendell S. Reilly and Chilton D. Varner to serve as directors until the next annual meeting of shareholders and until their respective successors are elected and qualified.

The table below sets out the number of votes cast for, and votes withheld from, each director:

Directors	Votes For	Votes Withheld
J. Hyatt Brown	115,836,135	4,489,857
Samuel P. Bell II	118,173,002	2,152,990
Hugh M. Brown	117,820,382	2,505,610
J. Powell Brown	118,361,967	1,964,025
Bradley Currey, Jr.	118,224,938	2,101,054
Theodore J. Hoepner	118,166,340	2,159,652
James S. Hunt	120,246,208	79,784
Toni Jennings	117,722,074	2,603,918
Timothy R.M. Main	120,291,309	34,683
H. Palmer Proctor, Jr.	120,294,765	31,227
Wendell S. Reilly	120,149,098	176,894
Chilton D. Varner	120,140,658	185,334

The shareholders also ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2013. Of the shares voted, 129,308,124 voted in favor, 2,105,421 voted against and 17,720 abstained.

In addition, the shareholders approved, on an advisory basis, the compensation of the Named Executive Officers. Of the shares voted, 115,003,009 voted in favor, 4,176,326 voted against and 1,146,657 abstained. There were also 11,105,274 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN & BROWN, INC.

(Registrant)

By: /S/ LAUREL L. GRAMMIG

      Laurel L. Grammig

Vice President and Secretary

Date: May 13, 2013